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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-67118, 333-51194 and No. 333-42452 of Generex Biotechnology Corporation and Subsidiaries (the Company) on Amendment No. 1 to Forms S-3, Amendment No. 3 to Form S-3, and Amendment No. 2 to Form S-3, respectively, of our report dated October 2, 2001 appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2001.




/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Toronto, Ontario
October 26, 2001